Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 003-12715) of Bryn Mawr Bank Corporation of our report dated June 23, 2004 relating to the financial statements of the Bryn Mawr Thrift and Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

July 13, 2005